As filed with the Securities and
Exchange Commission on June 28, 2006                  Registration No. 333-39582
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                       Post Effective Amendment No. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                             INFOWAVE SOFTWARE, INC.
            --------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


   British Columbia, Canada                               98-0183915
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or organization)

                        Suite 200, 4664 Lougheed Highway
                            Burnaby, British Columbia
                                 Canada V5C 5T5
                   ------------------------------------------
                    (Address of Principal Executive Offices)


                    Infowave Software, Inc. Stock Option Plan
                   ------------------------------------------
                            (Full title of the plan)


                              CT Corporation System
                          111 Eighth Avenue, 13th Floor
                               New York, NY 10011
                               ------------------
                     (Name and address of agent for service)

                                     (212) 894-8700
             (Telephone number, including area code, of agent for service)

                          DEREGISTRATION OF SECURITIES


This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-39582) is being filed with the Securities and Exchange Commission to terminate the offering and to remove from registration the shares of common stock and plan interests, as applicable, that were registered but which remain unsold as of the date of this amendment.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Burnaby, British Columbia, Canada, on May 30, 2006.

                                  INFOWAVE SOFTWARE, INC.


                                  By: /s/ George Reznik
                                      ------------------------------------------
                                      Name:  George Reznik
                                      Title: COO & CFO


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

  Signature               Title                                Date
  ---------               -----                                ----


/s/ James Suttie          Director, Chief Executive Officer    May 30, 2006
----------------------    and President
James Suttie


/s/ George Reznik         Chief Financial Officer              May 30, 2006
----------------------
George Reznik


/s/ Gregg Thompson        Chairman                             May 30, 2006
----------------------
Gregg Thompson


/s/ Al Sello              Director                             May 31, 2006
----------------------
Al Sello


                          Director
----------------------
Keith Triginer


                          Director
----------------------
Leonard Brody


/s/ Gerald Trooien        Director                             May 31, 2006
----------------------
Gerald Trooien


/s/ Robert Wiberg         Director                             May 31, 2006
----------------------
Robert Wiberg